Exhibit 15.2

Telefon +49 69 95941-0 Telefax +49 69 95941-111 frankfurt@bdo.de www.bdo.de	Hanauer Landstraße 115 60314 Frankfurt/Main

Consent of Independent Registered Public Accounting Firm

ads-tec Energy GmbH

Nürtingen, Germany

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of ADS-TEC ENERGY PLC, of our report dated August 10, 2021, except for Note 6, as to which the date is November 24, 2021, relating to the financial statements of ads-tec Energy GmbH, which appears in the Proxy Statement/Prospectus of ADS-TEC ENERGY PLC, filed December 7, 2021.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

December 29, 2021